Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 28, 2024 with respect to the audited consolidated financial statements of Bitdeer Technologies Group (the “Company”), appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2023.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

June 7, 2024